PART C    OTHER INFORMATION

ITEM 24.                FINANCIAL STATEMENTS AND EXHIBITS.

1.             Financial Statements.

               The following financial statements are included in the Prospectus on the identified pages.

Page
REPORT OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY	F-2
REPORT OF MARCUM & KLIEGMAN LLP, INDEPENDENT AUDITORS’ REPORT
F-3
Consolidated Balance Sheets as of June 30, 2003, June 30, 2002, and September 30, 2003 (unaudited)
F-4
Consolidated Statements of Income for the Years Ended June 30, 2003, June 30, 2002, and June 30, 2001 and for the three months ended September 30, 2003 and 2002 (unaudited)
F-5
Consolidated Statements of Comprehensive Income for the years ended June 30, 2003, 2002, and 2001 and for the three months ended September 30, 2003 and 2002 (unaudited)
F-6
Consolidated Statements of Stockholders’ Equity for the Years Ended June 30, 2003, June 30, 2002, and June 30, 2001 and for the three months ended September 30, 2003 (unaudited)
F-7
Consolidated Statements of Cash Flows for the Years Ended June 30, 2003, June 30, 2002, and June 30, 2001 and for the three months ended September 30, 2003 and 2002 (unaudited).
F-8
Notes To Consolidated Financial Statements	F-9 - 23
Schedule of Loans at June 30, 2003	F-24

2.             Exhibits

a.	Certificate of Incorporation(1)
b.	Bylaws(1)
d.4	Warrant Agreement.
f.1

Form of subordinated debentures issued to the U.S. Small Business Administration ("SBA") by Elk Associates Funding Corporation ("Elk") Debenture issued March 26, 1997principal amount $430,000; Maturity Date March 1, 2007; Stated Interest Rate 7.38%, was previously filed.

C - 1
The following debentures are omitted pursuant to Rule 483:
a.	Debenture issued September 22, 1993 principal amount $1,500,000; Maturity Date September 1, 2003; Stated Interest Rate 6.12%.
b.	Debenture issued September 22, 1993 principal amount $2,220,000; Maturity Date September 1, 2003; Stated Interest Rate 6.12%.
c.	Debenture issued September 28, 1994 principal amount $2,690,000; Maturity Date September 1, 2004; Stated Interest Rate 8.20%.
d.	Debenture issued December 14, 1995 principal amount $1,020,000; Maturity Date December 1, 2005; Stated Interest Rate 6.54%.
e.	Debenture issued June 26, 1996 principal amount $1,020,000; Maturity Date June 1, 2006; Stated Interest Rate 7.71%.
f.2	Security Agreement between Elk and the SBA, dated September 9, 1993, was previously filed.
f.3	Custodian Agreement, Intercreditor Agreement and amendments thereto See Exhibits j.1, k.2, k.3, and k.4, below.
i.1	1999 Employee Stock Option Plan(2)
i.2	NonEmployee Director Stock Option Plan, was previously filed.
j.1

Custodian Agreement among Elk; Bank Leumi Trust Company of New York ("Leumi"), Israel Discount Bank of New York ("IDB"), Bank Hapoalim B.M. ("Hapoalim") and Extebank; the SBA, and IDB as Custodian; dated September 9, 1993 (the "Custodian Agreement"), was previously filed.

k.1	Agreements between Elk and the SBA.
a. Agreement dated September 9, 1993, was previously filed.
b. Agreement dated February 7, 1997, was previously filed.
k.2	Intercreditor Agreement among Elk, Leumi, IDB, Hapoalim, Extebank and the SBA, dated September 9,1993 (the "Intercreditor Agreement"), was previously filed.
k.3	Amendments to the Custodian and Intercreditor Agreements.
a. Amendment removing Hapoalim and Extebank and adding European American Bank ("EAB"), dated September 28, 1994, was previously filed.
b. Form of Amendment adding bank:
i. Amendment adding United Mizrahi Bank and Trust Company ("UMB"), dated June ___, 1995, was previously filed.
ii. Amendment adding Sterling National Bank and Trust Company of New York ("Sterling"), dated April ____, 1996 omitted pursuant to Rule 483.
k.4	Bank Intercreditor Agreement among Elk, Leumi, IDB, Hapoalim and Extebank, dated September 9,1993 (the "Bank Intercreditor Agreement"), was previously filed.
k.5	Amendments to the Bank Intercreditor Agreement.
a. Amendment removing Hapoalim and Extebank and adding European American Bank ("EAB"), dated September 28, 1994, was previously filed.
b. Form of Amendment adding bank:
i. Amendment adding UMB, dated June ___, 1995, was previously filed.
ii. Amendment adding Sterling, dated April ___, 1996 omitted pursuant to Rule 483.
k.6	Letter Agreement renewing line of credit for Elk with IDB Bank dated January 12, 2004 between the aforementioned parties.
k.7	Promissory Note dated November 3, 2003 between Elk and Bank Leumi and letter agreement dated January 12, 2004 between aforementioned parties.
k.8	Master Note dated October 4, 1999 between Ameritrans and European American Bank.(3)
C - 2
k.9	Form of indemnity agreement between Ameritrans and each of its directors and officers.(1)
k.10	Employment Agreement dated as of July 1, 2001 between Ameritrans and Gary Granoff.(5)
k.11	Consulting Agreement dated as of July 1, 2001 between Ameritrans and Gary Granoff.(5)
k.12	Employment Agreement dated as of October 1, 2001 between Ameritrans and Ellen Walker.(5)
k.13	Employment Agreement dated as of January 1, 2002 between Ameritrans and Silvia Mullens.(6)
k.14	Employment Agreement dated as of January 1, 2002 between Ameritrans and Margaret Chance.(6)
k.15	Line of Credit Agreement dated January 14, 2004 between Elk Associates Funding Corporation and Citibank, N.A.
l.	Opinion and consent of Stursberg & Veith.
n.1	Consent of Rosen Seymour Shapss Martin & Company LLP
n.2	Consent of Marcum & Kliegman LLP.
r.	Power of attorney authorizing Gary C. Granoff to execute and file Registration Statement and amendments see signature page of Registration Statement that was previously filed.

(1)           Incorporated by reference from the Registrant’s Registration Statement on Form N 14 (File No. 333 63951), initially filed September 22, 1998.

(2)           Incorporated by reference from the first amendment to the Registrant’s Registration Statement on Form N 14 (File No. 333 63951), filed October 20, 1999.

(3)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed February 14, 2001.

(4)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed May 15, 2003.

(5)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed November 14, 2001.

(6)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed February 14, 2002.

ITEM 25.                MARKETING ARRANGEMENTS

               See Section 3 of the Underwriting Agreement, which is attached as Exhibit h.1.  hereto, and Section ____ of the Agreement Among Underwriters, which is attached as Exhibit h.2.  hereof.

               In connection with the Offering, the Underwriters may over allot or effect transactions that stabilize or maintain the market price of the Common Stock at a level that might otherwise prevail in the open market.  Such stabilizing, if commenced, may be discontinued at any time.

ITEM 26.                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The following table sets forth the estimated expenses to be incurred in connection with the Offering:

Blue Sky fees and expenses	$ 2,500
Accounting fees and expenses	50,000
Legal fees and expenses	110,000
Printing and engraving fees	10,000
Miscellaneous fees and expenses	15,000
Total	$187,500

ITEM 27.                PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

               Elk Associates Funding Corporation, a New York corporation, is 100% owned by the Registrant.

               Elk Capital Corporation, a New York corporation, is 100% owned by the Registrant.

               EAF Holding Corporation, a New York corporation, is 100% owned by Elk Associates Funding Corporation.

               EAF Enterprises LLC*

               Medallion Auto Management LLC*

               EAF Leasing, LLC*

               EAF Leasing II, LLC*

               EAF Leasing III, LLC*

*       Wholly owned subsidiaries of Elk Associates Funding Corporation.

 ITEM 28.                NUMBER OF HOLDERS OF SECURITIES

NAME OF CLASS	NUMBER OF RECORD HOLDERS
Common Stock, par value $.0001 per share...........................................................	194
Preferred Stock, par value $.01 per share.................................................................	3
Warrants......................................................................................................................	3

ITEM 29.                INDEMNIFICATION

               The Certificate of Incorporation of Ameritrans Capital Corporation ("Ameritrans") includes a provision (the "Liability Provision"), authorized under Section 102(b)(7) of the Delaware General Corporation Law, which eliminates, to the extent permitted by the Delaware General Corporation Law and the Investment Company Act of 1940 (the "1940 Act"), the personal liability of a director to Ameritrans or its stockholders for monetary damages resulting from the breach of his fiduciary duty as a director. Under the Delaware General Corporation Law, this provision may not be construed to eliminate or limit a director’s liability for any of the following: breaches of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payment of a dividend or approval of a stock repurchase which is unlawful under Section 174 of the Delaware General Corporation Law; and transactions from which the director derives an improper personal benefit. In addition, under the 1940 Act, this provision may not be construed to protect a director against liability to the corporation or its stockholders for acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               The Liability Provision precludes actions for monetary damages against directors of Ameritrans only with respect to certain violations of a director’s duty of care.  Under the Delaware General Corporation Law, absent this provision, directors could be held liable for negligence in the performance of their duty of care.  The Liability Provision absolves directors of Ameritrans of monetary liability to Ameritrans and its stockholders for negligence in exercising their business judgment.  A stockholder can prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, gross negligence or reckless disregard of his duties, a failure to act in good faith, intentional misconduct or willful misfeasance, a knowing violation of the law, an unlawful dividend or stock repurchase, or an improper personal benefit.  The Liability Provision does not affect the ability of Ameritrans or its stockholders to seek equitable remedies (such as an injunction or rescission) against a director for breach of his fiduciary duty and does not limit the liability of directors under other laws, such as the federal securities laws.  The Liability Provision also does not limit the liability of officers or employees of Ameritrans or any director acting in his capacity as an officer or employee of Ameritrans.

               In addition, Ameritrans’ By Laws also includes a provision (the "Indemnification Provision") that requires Ameritrans to indemnify its directors and officers, to the maximum extent permitted by the Delaware General Corporation Law and by the 1940 Act, against liabilities and damages incurred in their capacity as directors or officers of Ameritrans.  Under the Delaware General Corporation Law, a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings brought against him by virtue of his position as a director or officer to the extent he is successful, on the merits or otherwise, in such litigation or proceeding, (ii) may be indemnified by the corporation for the expenses, judgments, fines, and amounts paid in settlement of such litigation or proceedings (other than an action by or in the right of a corporation, which is hereinafter referred to as a "derivative action"), even if he is not successful, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe that his conduct was unlawful), (iii) may be indemnified by the corporation for expenses of a derivative action, even if he is not successful, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification may not be made in the case of a derivative action if the director or officer is adjudged to be liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, he is entitled to indemnification of such expenses, only upon the determination, by (a) a majority of directors who are not a party to the action (even though less than a quorum), (b) by a committee of such directors designated by a majority of such disinterested directors, (c) under certain circumstances, independent legal counsel in a written opinion, or (d) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate.  These provisions of the Delaware General Corporation Law, by their terms, are not exclusive of any other rights to which those seeking indemnification or advances of expenses may be entitled under any by law, agreement, vote of stockholders or disinterested directors, or otherwise.

               The 1940 Act prohibits the inclusion in Ameritrans’ Certificate of Incorporation or certain other organizational instruments of Ameritrans of a provision which purports to protect any director or officer of Ameritrans against liability to Ameritrans or its stockholders for willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  Accordingly, the Indemnification Provision specifically provides that indemnification shall only be made to the extent permitted by the 1940 Act.

               Ameritrans has entered into an indemnity agreement (the "Indemnity Agreement") with each of its directors and officers.  The Indemnity Agreement clarifies or modifies the indemnification provisions of the Delaware General Corporation Law as follows: (i) the Indemnity Agreement establishes the presumption that the director or officer has met the applicable standard of conduct required for indemnification and provides that prompt indemnification shall be made unless a determination is made by a majority of Ameritrans disinterested directors, independent counsel, or a majority of Ameritrans’ stockholders that the director or officer has not met the applicable standard of conduct; (ii) if the disinterested directors determine that the director or officer has not met the applicable standard of conduct, the Indemnity Agreement permits the director or officer to petition a court for an independent determination of whether such officer or director is entitled to indemnification under the Indemnity Agreement; (iii) the Indemnity Agreement provides that expenses shall be promptly advanced to a director or officer upon receipt of an undertaking by him to repay amounts so advanced if it is ultimately determined that indemnification of such expenses is not permissible, provided that either (a) such director or officer shall have provided appropriate security for such undertaking, (b) Ameritrans shall be insured against losses arising from any such advance payments, or (c) either a majority of the disinterested directors (even though less than a quorum), a committee of such directors designated by such disinterested directors, or independent legal counsel in a written opinion shall have determined, based upon a review of readily available facts, that there is reason to believe that such director or officer will be found entitled to indemnification; (iv) the Indemnity Agreement specifically provides that the indemnification provisions applicable to a derivative suit cover amounts paid in settlement; and (v) the Indemnity Agreement specifically permits partial indemnification to be made in the event that the director or officer is not entitled to full indemnification.

               Ameritrans may in the future elect to purchase directors’ and officers’ liability insurance, as is permitted by the Delaware General Corporation Law.

               Insofar as indemnification for liability arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

               Not applicable.

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

               The Registrant maintains at its principal office physical possession of each account, book or other document required to be maintained by Section 31(a) of the 1940 Act, as applicable, pursuant to Section 64 of the 1940 Act.

ITEM 32.  MANAGEMENT SERVICES

               Not applicable.

ITEM 33.  UNDERTAKINGS

1.             The Registrant hereby undertakes:

               (a)           to suspend the Offering until the Prospectus is amended if (1) subsequent to the effective date of this Registration Statement, the net asset value declines more than ten percent from its net asset value as of the effective date of the registration statement or (2) the net asset value increases to an amount greater than its net proceeds as stated in the Prospectus.

               (b)           that, for the purpose of determining any liability under the 1933 Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

               (c)           for the purpose of determining any liability under the 1933 Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

2.             The undersigned registrant hereby undertakes:

               (1)           To file during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

               3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ameritrans pursuant to the provisions of the Certificate of Incorporation and By Laws, or otherwise, Ameritrans has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Ameritrans of expenses incurred or paid by a director, officer or controlling person of Ameritrans in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ameritrans will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication for such issue.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement has been signed on its behalf by the undersigned thereunto duly authorized, in the City of New York and State of New York on the 30th day of January, 2004.

AMERITRANS CAPITAL CORPORATION By: /s/ GARY C. GRANOFF Gary C. Granoff, President

               As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GARY C. GRANOFF Gary C. Granoff	President and Chairman of the Board of Directors, Financial and Accounting Officer	January 30, 2004
/s/ ELLEN M. WALKER* Ellen M. Walker	Executive Vice President, General Counsel, and Director	January 30, 2004
/s/ LEE A. FORLENZA * Lee A. Forlenza	Senior Vice President and Director	January 30, 2004
/s/ STEVEN ETRA* Steven Etra	Vice President and Director	January 30, 2004
/s/ PAUL CREDITOR* Paul Creditor	Director	January 30, 2004
/s/ ALLEN KAPLAN* Allen Kaplan	Director	January 30, 2004
/s/ HOWARD F. SOMMER* Howard F. Sommer	Director	January 30, 2004
/s/ JOHN R. LAIRD* John R. Laird	Director	January 30, 2004
/s/ WESLEY FINCH* Wesley Finch	Director	January 30, 2004

By:/s/ GARY C. GRANOFF

      Gary C. Granoff, Attorney in fact*

EXHIBIT INDEX

a.	Certificate of Incorporation(1)
b.	Bylaws(1)
d.4	Warrant Agreement.
f.1

Form of subordinated debentures issued to the U.S. Small Business Administration ("SBA") by Elk Associates Funding Corporation ("Elk") Debenture issued March 26, 1997principal amount $430,000; Maturity Date March 1, 2007; Stated Interest Rate 7.38%, was previously filed.

The following debentures are omitted pursuant to Rule 483:
a.	Debenture issued September 22, 1993 principal amount $1,500,000; Maturity Date September 1, 2003; Stated Interest Rate 6.12%.
b.	Debenture issued September 22, 1993 principal amount $2,220,000; Maturity Date September 1, 2003; Stated Interest Rate 6.12%.
c.	Debenture issued September 28, 1994 principal amount $2,690,000; Maturity Date September 1, 2004; Stated Interest Rate 8.20%.
d.	Debenture issued December 14, 1995 principal amount $1,020,000; Maturity Date December 1, 2005; Stated Interest Rate 6.54%.
e.	Debenture issued June 26, 1996 principal amount $1,020,000; Maturity Date June 1, 2006; Stated Interest Rate 7.71%.
f.2	Security Agreement between Elk and the SBA, dated September 9, 1993, was previously filed.
f.3	Custodian Agreement, Intercreditor Agreement and amendments thereto See Exhibits j.1, k.2, k.3, and k.4, below.
i.1	1999 Employee Stock Option Plan(2)
i.2	NonEmployee Director Stock Option Plan, was previously filed.
j.1

Custodian Agreement among Elk; Bank Leumi Trust Company of New York ("Leumi"), Israel Discount Bank of New York ("IDB"), Bank Hapoalim B.M. ("Hapoalim") and Extebank; the SBA, and IDB as Custodian; dated September 9, 1993 (the "Custodian Agreement"), was previously filed.

k.1	Agreements between Elk and the SBA.
a. Agreement dated September 9, 1993, was previously filed.
b. Agreement dated February 7, 1997, was previously filed.
k.2	Intercreditor Agreement among Elk, Leumi, IDB, Hapoalim, Extebank and the SBA, dated September 9,1993 (the "Intercreditor Agreement"), was previously filed.
k.3	Amendments to the Custodian and Intercreditor Agreements.
a. Amendment removing Hapoalim and Extebank and adding European American Bank ("EAB"), dated September 28, 1994, was previously filed.
b. Form of Amendment adding bank:
i. Amendment adding United Mizrahi Bank and Trust Company ("UMB"), dated June ___, 1995, was previously filed.
ii. Amendment adding Sterling National Bank and Trust Company of New York ("Sterling"), dated April ____, 1996 omitted pursuant to Rule 483.
k.4	Bank Intercreditor Agreement among Elk, Leumi, IDB, Hapoalim and Extebank, dated September 9,1993 (the "Bank Intercreditor Agreement"), was previously filed.
k.5	Amendments to the Bank Intercreditor Agreement.
a. Amendment removing Hapoalim and Extebank and adding European American Bank ("EAB"), dated September 28, 1994, was previously filed.
b. Form of Amendment adding bank:
i. Amendment adding UMB, dated June ___, 1995, was previously filed.
C - 9
ii. Amendment adding Sterling, dated April ___, 1996 omitted pursuant to Rule 483.
k.6	Letter Agreement renewing line of credit for Elk with IDB Bank dated January 12, 2004 between the aforementioned parties.
k.7	Promissory Note dated November 3, 2003 between Elk and Bank Leumi and letter agreement dated January 12, 2004 between aforementioned parties.
k.8	Master Note dated October 4, 1999 between Ameritrans and European American Bank.(3)
k.9	Form of indemnity agreement between Ameritrans and each of its directors and officers.(1)
k.10	Employment Agreement dated as of July 1, 2001 between Ameritrans and Gary Granoff.(5)
k.11	Consulting Agreement dated as of July 1, 2001 between Ameritrans and Gary Granoff.(5)
k.12	Employment Agreement dated as of October 1, 2001 between Ameritrans and Ellen Walker.(5)
k.13	Employment Agreement dated as of January 1, 2002 between Ameritrans and Silvia Mullens.(6)
k.14	Employment Agreement dated as of January 1, 2002 between Ameritrans and Margaret Chance.(6)
k.15	Line of Credit Agreement dated January 14, 2004 between Elk Associates Funding Corporation and Citibank, N.A.
l.	Opinion and consent of Stursberg & Veith.
n.1	Consent of Rosen Seymour Shapss Martin & Company LLP
n.2	Consent of Marcum & Kliegman LLP.
r.	Power of attorney authorizing Gary C. Granoff to execute and file Registration Statement and amendments see signature page of Registration Statement that was previously filed.

(1)           Incorporated by reference from the Registrant’s Registration Statement on Form N 14 (File No. 333 63951), initially filed September 22, 1998.

(2)           Incorporated by reference from the first amendment to the Registrant’s Registration Statement on Form N 14 (File No. 333 63951), filed October 20, 1999.

(3)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed February 14, 2001.

(4)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed May 15, 2003.

(5)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed November 14, 2001.

(6)           Incorporated by reference from the Registrant’s 10 Q (File No. 811 08847) filed February 14, 2002.